Deloitte & Touche LLP
                                       Two World Financial Center
                                       New York, NY 10281-1414
                                       USA
                                       Tel: +1 212 436-2000
                                       Fax: +1 212 436-5000
                                       www.deloitte.com



June 27, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561


Dear Sirs/Madams:

We have read Attachment 77 K of Excelsior Venture
Investors, LLC (Commission File No. 811-09973) Form N-SAR
dated June  27, 2007 and have the following comments:
1.	We agree with the statements made in paragraphs 1
through 5.
2.	We have no basis on which to agree or disagree with
the statements made in paragraphs 6 and 7.


Yours truly,

/s/ Deloitte & Touche LLP

cc Mr. S. Suss, CFO, US Trust Alternative Investments





                                       Member of Deloitte Touche Tohmatsu